UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.   )

_________________________

Filed by the Registrant☒Filed by a Party other than the Registrant☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

InPoint Commercial Real Estate Income, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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InPoint Commercial Real Estate Income, Inc.

INLAND-INVESTMENTS.COM

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Vote Today! Your opinion matters, no matter how many shares you own. So, please make sure to vote your proxy. Your quick response may help avoid delays and save additional Company expense. You may authorize a proxy in any of the following ways: By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. By Phone. Call 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm Eastern Time on October 13, 2021. Have your proxy card in hand when you call and then follow the instructions. By Internet. Go to the website Proxyvote.com or scan the QR Barcode on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 13, 2021. Follow the instructions to obtain your records and to create an electronic voting instruction form. Vote Now

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Frequently Asked Questions What do I do if I have lost my control number?  Registered owners may contact (877) 777-5613 to retrieve their control numbers. Beneficial owners must contact their bank or broker. How can I order a paper or email copy of the proxy materials and a proxy card?  If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit Proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. The Inland name and logo are registered trademarks being used under license. "Inland" refers to The Inland Real Estate Group of Companies, Inc. which is comprised of a group of independent legal entities some of which may be affiliates, share some common ownership or have been sponsored and managed by subsidiaries of Inland Real Estate Investment Corporation (Inland Investments). Terms & Policies Inland Real Estate Investment Corporation | 2901 Butterfield Road | Oak Brook, IL 60523 Copyright © 2021 Inland Real Estate Investment Corporation.

Frequently Asked Questions What do I do if I have lost my control number?  Registered owners may contact (877) 777-5613 to retrieve their control numbers. Beneficial owners must contact their bank or broker. How can I order a paper or email copy of the proxy materials and a proxy card?  If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit Proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. The Inland name and logo are registered trademarks being used under license. "Inland" refers to The Inland Real Estate Group of Companies, Inc. which is comprised of a group of independent legal entities some of which may be affiliates, share some common ownership or have been sponsored and managed by subsidiaries of Inland Real Estate Investment Corporation (Inland Investments). Terms & Policies Inland Real Estate Investment Corporation | 2901 Butterfield Road | Oak Brook, IL 60523 Copyright © 2021 Inland Real Estate Investment Corporation.